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                                                                      EXHIBIT 5
                        [Letterhead of Steven L. Carson]




                               February 24, 1998

Wallace Computer Services, Inc.
2275 Cabot Drive
Lisle, Illinois 60532

     Re:  Wallace Computer Services, Inc. Registration Statement on Form S-3
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Ladies and Gentlemen:

     I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Wallace Computer Services, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to $300,000,000 aggregate initial offering price of (a) shares of its common stock, par value $1.00 per share ("Common Stock"), (b) shares of its preferred stock, par value $50.00 per share ("Preferred Stock"), in one or more series, and (c) unsecured debt securities ("Debt Securities," and, collectively with the Common Stock and Preferred Stock, the "Securities"). The Securities were authorized for issuance, offering and sale by the Board of Directors of the Company by resolutions duly adopted on January 8, 1998 (the
"Resolutions"). The Debt Securities specified in the applicable prospectus supplement (as supplemented by any applicable pricing supplement relating thereto, the "Prospectus Supplement") will be issued pursuant to one or more indentures and one or more supplements thereto (collectively, the "Indentures"), in each case between the Company and a trustee (each, a
"Trustee").   All capitalized terms not otherwise defined herein have the meaning set forth in the Registration Statement.

     I am familiar with the proceedings to date with respect to the proposed issuance and sale of the Securities and have examined such records, documents and questions of law, and satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

     Based upon the foregoing, it is my opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.


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     2.  The Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the issuance and sale of the Common Stock shall have been approved in accordance with the Resolutions, as contemplated by the Registration Statement and any applicable Prospectus Supplement, and (iii) certificates representing the Common Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with the applicable underwriting, purchase or similar agreement.

     3. Each series of Preferred Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the terms of such series of Preferred Stock shall have been established and approved in accordance with the Resolutions, as contemplated by the Registration Statement and any applicable Prospectus Supplement, (iii) a Certificate of Designation setting forth the terms of such series of Preferred Stock shall have been executed, acknowledged, filed and recorded and shall have become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware, and
(iv) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor (but not less than the par value) in accordance with any applicable underwriting, purchase or similar agreement.

     4. The Company has the corporate power and authority to execute and deliver the applicable Indenture and has the corporate power and authority to authorize and sell the Debt Securities.

     5. Each series of Debt Securities will be legally issued and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, (iii) the applicable Indenture shall have been duly executed and delivered by the Company and the applicable Trustee, (iv) the terms of such series of the Debt Securities shall have been established and approved in accordance with the Resolutions, as contemplated by the Registration Statement, any applicable Prospectus Supplement and the applicable Indenture, and (v) such series of Debt Securities shall have been duly executed and authenticated as provided in the applicable Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable underwriting, purchase or similar agreement.

     The opinions set forth in paragraph 5 are subject to the qualification that enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or affecting the enforcement of creditors rights,
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), (iii) any requirement that a claim with respect to any Debt Security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law and (iv) governmental authority to limit,



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delay or prohibit the making of payments outside of the United States or in a foreign currency unit. For purposes of paragraph 5, I have assumed the due authorization, execution and delivery of the Indenture by the applicable Trustee.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly, I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of any Securities.

     This opinion is limited to the General Corporation Law of the State of Delaware and State of Illinois. For purposes of rendering the opinions contained in paragraph 5 as to the enforceability of the Debt Securities, I have assumed that the substantive laws of the State of New York are identical to the substantive laws of the State of Illinois.

     I hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference made to me under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement.

                               Very truly yours,



                               Steven L. Carson
                               General Counsel



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